Exhibit 10.1

SECOND AMENDED AND RESTATED

MANAGEMENT AGREEMENT

BETWEEN

FORTRESS CREDIT REALTY INCOME TRUST

AND

FCR ADVISORS LLC

i

SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT

THIS SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Agreement”), dated as of August 29, 2024 (the “Effective Date”), is by and between Fortress Credit Realty Income Trust, a Maryland statutory trust (the “Company”), and FCR Advisors LLC, a Delaware limited liability company (the “Adviser”), and hereby amends and restates the Amended and Restated Management Agreement dated as of July 31, 2024 in its entirety. Capitalized terms used herein shall have the meanings ascribed to them in Section 1.

W I T N E S S E T H

WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code;

WHEREAS, the Company desires to avail itself of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Adviser and to have the Adviser undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Trustees, all as provided herein; and

WHEREAS, the Adviser is willing to undertake to render such services, subject to the supervision of the Board of Trustees, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree as follows:

1.
DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

“Adjusted Capital” shall mean cumulative net proceeds generated from sales of Class S Common Shares, Class D Common Shares and Class I Common Shares (including proceeds from the Company’s distribution reinvestment plan (as in effect from time to time)) reduced for Distributions from non-liquidating dispositions of the Company’s Investments paid to Shareholders holding Class S Common Shares, Class D Common Shares and Class I Common Shares and amounts paid to Shareholders holding Class S Common Shares, Class D Common Shares and Class I Common Shares for share repurchases pursuant to the Company’s share repurchase plan (as in effect from time to time).

“Administration Agreement” shall mean the Administration Agreement between the Company and the Adviser, dated as of June 14, 2024, as amended from time to time.

“Adviser” shall mean FCR Advisors LLC, a Delaware limited liability company.

“Adviser Expenses” shall have the meaning set forth in Section 10(a).

“Advisers Act” shall mean the U.S. Investment Advisers Act of 1940.

“Affiliate” shall have the meaning set forth in the Declaration of Trust.

“Affiliated Service Companies” shall have the meaning set forth in the Memorandum.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Board of Trustees” shall mean the Board of Trustees of the Company, as of any particular time.

“Bylaws” shall mean the bylaws of the Company, as amended from time to time.

“Class B Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class D Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class E Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class I Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class R Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class R Share Offering Period” shall have the meaning set forth in the Memorandum.

“Class S Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Core Earnings” shall mean the net income (loss) attributable to Shareholders of Class S Common Shares, Class D Common Shares and Class I Common Shares, computed in accordance with GAAP, including realized gains (losses) not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in GAAP, and (vi) certain non-cash adjustments and certain material non-cash income or expense items, in each case after discussions between the Adviser and the Company’s Independent Trustees and approved by a majority of the Company’s Independent Trustees.

“CRE Debt” shall have the meaning set forth in the Memorandum.

“Declaration of Trust” shall mean the Third Amended and Restated Declaration of Trust for the Company, as amended, supplemented or restated from time to time.

“Disabling Conduct” shall mean, with respect to the termination of this Agreement, fraud, gross negligence, recklessness, willful misconduct, bad faith (in each case as determined in accordance with the laws of the State of Delaware), or intentional and material breach of this Agreement.

“discretion” shall mean to the fullest extent permitted by applicable law, a Person’s entitlement to act in its “sole and absolute” discretion, and to consider only such interests and factors as it, acting in a manner not constituting Disabling Conduct, considers appropriate in the circumstances.

“Distributions” shall have the meaning set forth in the Declaration of Trust.

“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

“Fortress” shall mean Fortress Investment Group LLC, a Delaware limited liability company, and its successors and assigns.

“Fortress Affiliate” shall have the meaning set forth in the Memorandum.

“Fortress Managed Accounts” shall mean any current or future investment fund, account or company sponsored, managed or advised by Fortress or any of its investment advisory Affiliates, including the Adviser. For the avoidance of doubt, portfolio companies of any other Fortress Managed Account shall not be included within the definition of “Fortress Managed Account.”

“GAAP” shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

“hurdle rate” shall have the meaning set forth in Section 9(b).

“Indemnitee” shall mean (i) the Adviser, Fortress, the members of the Board of Trustees, any consultant and the affiliates of any of them, and (ii) the officers, directors, members, principals, shareholders, controlling Persons, representatives, partners, managers, employees, agents, affiliates and assigns of any Person in item (i) above.

“Independent Trustee” shall have the meaning set forth in the Declaration of Trust.

“Initial Share Offering Period” shall have the meaning set forth in the Memorandum.

“Investment Guidelines” shall mean the investment guidelines adopted by the Board of Trustees, as amended from time to time, pursuant to which the Adviser has discretion to acquire and dispose of Investments for the Company without the prior approval of the Board of Trustees.

“Investments” shall mean any investments by the Company, directly or indirectly, in CRE Debt, Residential Investments or other assets.

“Liquidation” shall have the meaning set forth in the Declaration of Trust.

“Management Fee” shall have the meaning set forth in Section 9(a).

“Memorandum” shall mean the Confidential Private Placement Memorandum of the Company, as amended, modified or supplemented from time to time.

“NAV” shall mean the Company’s net asset value, calculated pursuant to the Valuation Guidelines.

“New Issuance” shall mean the initial sale by the issuer (or its underwriter acting as such) of an interest in the relevant structured product.

“Offering” shall have the meaning set forth in the Declaration of Trust.

“Organization and Offering Expenses” shall have the meaning set forth in the Declaration of Trust.

“Performance Fee” shall have the meaning set forth in Section 9(b).

“Person” shall mean an individual, corporation, business trust, estate, trust, partnership, joint venture, limited liability company or other legal entity.

“REIT” shall have the meaning set forth in the Declaration of Trust.

“Residential Investments” shall have the meaning set forth in the Memorandum.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Services” shall have the meaning set forth in Section 7(c).

“Shareholders” shall have the meaning set forth in the Declaration of Trust.

“Shares” shall have the meaning set forth in the Declaration of Trust.

“Termination Date” shall mean the date of termination of this Agreement or date of expiration of this Agreement in the event this Agreement is not renewed for an additional term.

“Trustees” shall have the meaning set forth in the Declaration of Trust.

“Valuation Guidelines” shall mean the valuation guidelines of the Company as have been adopted by the Board of Trustees, as amended from time to time.

2.
APPOINTMENT. The Company hereby appoints the Adviser to serve as its investment adviser on the terms and conditions set forth in this Agreement, and the Adviser hereby accepts such appointment.

FIG LLC, an affiliate of the Adviser, is registered as an investment adviser under the Advisers Act with the SEC. FIG LLC and the Adviser operate under a single set of policies and procedures that are reasonably designed to comply with the requirements of the Advisers Act. The Adviser is a relying adviser pursuant to applicable SEC guidance and is a statutory fiduciary under the Advisers Act.

3.
DUTIES OF THE ADVISER. Subject to the oversight of the Board of Trustees and the terms and conditions of this Agreement and the Investment Guidelines, and consistent with the provisions of the Memorandum, the Declaration of Trust and Bylaws, the Adviser will have plenary authority with respect to the management of the business and affairs of the Company and will be responsible for implementing the investment strategy of the Company. The Adviser will perform (or cause to be performed through one or more of its Affiliates or third parties) such services and activities relating to the selection of investments and the rendering of investment advice to the Company as may be appropriate or otherwise mutually agreed from time to time, which may include:

(a)
managing the Company’s assets in accordance with its investment objective, policies and restrictions;

(b)
determining the composition of the Company’s portfolio, the nature and timing of the changes to the Company’s portfolio and the manner of implementing such changes;

(c)
making investment decisions for the Company, including decisions related to the origination, acquisition, management, financing and disposition of Investments and negotiating the terms related thereto and other instruments on the Company’s behalf, including transactions with other Fortress Managed Accounts, and any hedging transactions;

(d)
monitoring the Investments;

(e)
engaging and supervising, on the Company’s behalf, agents and service providers to assist in making and managing the Investments;

(f)
determining valuations of the Investments;

(g)
performing due diligence on prospective Investments;

(h)
recommending the appropriate level of leverage and debt financing;

(i)
exercising voting rights in respect of portfolio securities and other Investments for the Company;

(j)
serving on, and exercising observer rights for, boards of directors and similar committees of the Investments;

(k)
providing risk management and tax services with respect to the Investments; and

(l)
providing the Company with such other investment advisory and related services as the Company may, from time to time, reasonably require for the investment of capital.

The Adviser may delegate any of the services for which it is responsible for to an Affiliate or to a third party and the Company will reimburse the Adviser for any services performed for the Company by such Affiliate or third party.  To the extent that the Adviser outsources any of its functions, the Company will pay the fees associated with such functions on a direct basis, without profit to the Adviser.

4.
AUTHORITY OF ADVISER.

(a)
Pursuant to the terms of this Agreement (including the restrictions included in this Section 4), and subject to the continuing and exclusive authority of the Board of Trustees over the management of the Company, the Board of Trustees (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Adviser the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Adviser, may be necessary or advisable in connection with the Adviser’s duties described in Section 3, including the making of any Investment that fits within the Company’s investment objectives, strategy and guidelines, policies and limitations and within the discretionary limits and authority as granted to the Adviser from time to time by the Board of Trustees.

(b)
Notwithstanding the foregoing, any Investment that does not fit within the Investment Guidelines will require the prior approval of the Board of Trustees or any duly authorized committee of the Board of Trustees, as the case may be. Except as otherwise set forth herein, in the Investment Guidelines or in the Declaration of Trust, any Investment that fits within the Investment Guidelines may be made by the Adviser on the Company’s behalf without the prior approval of the Board of Trustees or any duly authorized committee of the Board of Trustees.

(c)
The Board of Trustees will review the Investment Guidelines periodically, in its discretion, and may, at any time upon the giving of notice to the Adviser, amend the Investment Guidelines; provided, however, that such modification or revocation shall be effective upon receipt by the Adviser or such later date as is specified by the Board of Trustees and included in the notice provided to the Adviser, and such modification or revocation shall not be applicable to investment transactions to which the Adviser has committed the Company prior to the date of receipt by the Adviser of such notification, or if later, the effective date of such modification or revocation specified by the Board of Trustees.

(d)
The Adviser may retain, for and on behalf of the Company, and at the sole cost and expense of the Company, such services as the Adviser deems necessary or advisable in connection with the management and operations of the Company, which may include Affiliates of the Adviser or unaffiliated third parties. In performing its duties under Section 3, the Adviser shall be entitled to rely reasonably on qualified experts and professionals (including accountants, legal counsel and other professional service providers) hired by the Adviser at the Company’s sole cost and expense.

(e)
The Company may retain or otherwise purchase services from Fortress Affiliates and businesses in which it or Fortress employees or other related persons have an interest in addition to management services to be provided by the Adviser. Subject to the restrictions stated in the Memorandum, the Adviser may cause the Company to retain or otherwise purchase services from Fortress Affiliates or businesses it or Fortress employees or other related persons have interests in without obtaining the approval of the Board of Trustees.

5.
BANK ACCOUNTS. The Adviser may establish and maintain one or more bank accounts in the name of the Company and any subsidiary thereof and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, consistent with the Adviser’s authority under this Agreement; provided that no funds shall be commingled with the funds of the Adviser; and the Adviser shall from time to time render, upon request by the Board of Trustees, its audit committee or the auditors of the Company, appropriate accountings of such collections and payments to the Board of Trustees, its audit committee or the auditors of the Company, as applicable.

6.
RECORDS; ACCESS. The Adviser shall maintain, or shall cause to be maintained, appropriate records of its activities hereunder and make such records, or shall cause such records to be made, available for inspection by the Board of Trustees and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Adviser shall at all reasonable times have access to the books and records of the Company.

7.
OTHER ACTIVITIES OF THE ADVISER.

(a)
Nothing in this Agreement shall (i) prevent the Adviser or any of its Affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other Person, whether or not the investment objectives or policies of any such other Person are similar to those of the Company, including the sponsoring, closing, advising and/or managing of other Fortress Managed Accounts, (ii) in any way bind or restrict the Adviser or any of its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Adviser or any of its Affiliates, officers, directors or employees may be acting, or (iii) prevent the Adviser or any of its Affiliates, officers, directors or employees from receiving fees or other compensation or profits from such activities described in this Section 7(a) which shall be for the sole benefit of the Adviser (and/or its Affiliates, officers, directors or employees). While information and recommendations supplied to the Company shall, in the Adviser’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Adviser or any Affiliate of the Adviser to others (including, for greater certainty, other Fortress Managed Accounts and their investors, as described more fully in Section 7(b)).

(b)
Each of the Adviser and the Company acknowledge and agree that, notwithstanding anything to the contrary contained herein, (i) Affiliates of the Adviser sponsor, advise and/or manage other Fortress Managed Accounts and may in the future sponsor, advise and/or manage additional other Fortress Managed Accounts, (ii) with respect to other Fortress Managed Accounts with investment objectives or guidelines that overlap with the Company’s but that do not have priority over the Company, the Adviser and its Affiliates will allocate investment opportunities between the Company and such other Fortress Managed Accounts in accordance with Fortress’ prevailing policies and procedures on a basis that the Adviser and its Affiliates determine to be reasonable in their discretion, and there may be circumstances where investments that are consistent with the Company’s Investment Guidelines may be shared with or allocated to one or more other Fortress Managed Accounts (in lieu of the Company) in accordance with Fortress’s prevailing policies and procedures and (iii) certain Fortress Managed Accounts will receive priority over the Company with respect to investments within such accounts’ investment objectives and guidelines as described in the Memorandum and the Adviser will not allocate investment opportunities to the Company unless the investment advisers of such Fortress Managed Accounts forgo, in their discretion, all or a portion of such investments because of such accounts’ investment objectives, guidelines, concentration limitations or otherwise.

(c)
In connection with the services of the Adviser hereunder, the Company and the Board of Trustees acknowledge and agree that (i) as part of Fortress’s regular businesses, personnel of the Adviser and its Affiliates may from time-to-time work on other projects and matters (including with respect to one or more other Fortress Managed Accounts), and that conflicts may arise with respect to the allocation of personnel between the Company and one or more other Fortress Managed Accounts and/or the Adviser and such other Affiliates as described in the Memorandum, (ii) unless prohibited by the Declaration of Trust, other Fortress Managed Accounts may invest, from time to time, in investments in which the Company also invests (including at a different level of an issuer’s capital structure (e.g., an investment by an other Fortress Managed Account in a mezzanine debt interest with respect to the same issuer to whom the Company has made a mortgage loan)) and while the Adviser will seek to resolve any such conflicts in a fair and reasonable manner (subject to any priorities of any other Fortress Managed Accounts) in accordance with its prevailing policies and procedures with respect to conflicts resolution among other Fortress Managed Accounts generally, such transactions are not required to be presented to the Board of Trustees or any committee thereof for approval (unless otherwise required by the Declaration of Trust or the Investment Guidelines), and there can be no assurance that any conflicts will be resolved in the Company’s favor, (iii) the Company will from time to time pay fees to the Adviser and its Affiliates, including portfolio entities of other Fortress Managed Accounts, for providing various services described in the Memorandum (collectively, “Services”), which fees will be in addition to the compensation paid to the Adviser pursuant to Section 9, (iv) the Adviser and its Affiliates may from time to time receive fees from portfolio entities or other issuers for providing Services, including with respect to other Fortress Managed Accounts and related portfolio entities, and while such fees may give rise to conflicts of interest, the Company will not receive the benefit of any such fees, and (v) the terms and conditions of the governing agreements of such other Fortress Managed Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such other Fortress Managed Accounts) are materially different from the terms and conditions applicable to the Company and the Shareholders, and neither the Company nor the Shareholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such other Fortress Managed Accounts as a result of an investment in the Company or otherwise. The Adviser shall keep the Board of Trustees reasonably informed on a periodic basis in connection with the foregoing.

(d)
The prior approval of a majority of the Trustees not otherwise interested in the transaction will be required for each transaction to which the Adviser or its Affiliates is a party; provided, however, that (i) no approval by the Board of Trustees shall be required for transactions with other Fortress Managed Accounts, in the event of a purchase of an asset from the other Fortress Managed Account, at a price no greater than, and, in the event of a sale to a Fortress Managed Account, at a price no less than, fair market value of such asset as confirmed by (x) an independent third-party valuation agent or (y) a broker; (ii) the Adviser may cause the Company to co-invest alongside a Fortress Aﬃliate, including in the acquisition of a portfolio of commercial real estate debt and residential loans and assets from the same seller. The Adviser may, in its discretion, allocate the assets from such portfolio and the associated purchase price between the Company and such Fortress Aﬃliate, and no approval of the Board of Trustees will be required for such transaction. The purchase price paid by the Company for any asset from such portfolio that is allocated to the Company shall be no greater than its fair market value as confirmed by (x) an independent third-party valuation agent or (y) a broker; (iii) the Adviser may cause the Company and other Fortress Aﬃliates, from time to time, to combine one or more assets into a securitization vehicle the equity of which is allocated on a pro rata basis among the Company and such Fortress Aﬃliates based on asset valuations, and where the valuations are (x) confirmed by an independent third-party valuation agent or (y) approved by the Board of Trustees; (iv) the Adviser shall obtain the approval of the Board of Trustees in respect of any purchase by the Company of a New Issuance of the issuer of a structured product unless (a) at the time of such purchase (A) the issuer is not a Fortress Affiliate or controlled by a Fortress Affiliate and (B) no Affiliated Service Company is engaged by the issuer, or (b) (x) a Fortress Affiliate proposes to purchase at such time a larger percentage of the same class or tranche (or multiple classes or tranches in similar proportions) of such New Issuance than the Adviser proposes for the Company to purchase, and the advisory board, independent board of directors (or committee thereof) or the third-party investors (or equivalent, as applicable) of such Fortress Affiliate has approved such purchase on the same terms as the Company, and (y) the Adviser determines in good faith that (A) the conflict of interest with respect to the Company is substantially the same as the conflict of interest with respect to such Fortress Affiliate and (B) there is no material conflict of interest as between the Company, on the one hand, and such Fortress Affiliate, on the other; and (v) the Company may enter into joint ventures (or enter into joint acquisitions of or dispositions of jointly held assets) with other Fortress Managed Accounts, or with Fortress, the Adviser, or any of their respective Affiliates without approval of the Board of Trustees (unless otherwise required by the Declaration of Trust or the Investment Guidelines).

The Adviser will seek to resolve any conflicts of interest in a fair and reasonable manner (subject to any priorities of certain Fortress Managed Accounts) in accordance with its prevailing policies and procedures with respect to conflicts resolution among other Fortress Managed Accounts generally, but only those transactions expressly requiring prior approval pursuant to this Section 7(d) shall be required to be presented for approval to the majority of the Trustees or any committee thereof (unless otherwise required by the Declaration of Trust or the Investment Guidelines).

(e)
For the avoidance of doubt, it is understood that neither the Company nor the Board of Trustees has the authority to determine the salary, bonus or any other compensation paid by the Adviser to any director, officer, member, partner, employee, or stockholder of the Adviser or its Affiliates, including any person who is also a Trustee, officer or employee of the Company.

8.
RELATIONSHIP WITH TRUSTEES AND OFFICERS. Subject to Section 7 and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, managers, officers and employees of the Adviser or an Affiliate of the Adviser or any corporate parent of an Affiliate, may serve as a Trustee or officer of the Company, except that (a) such director, manager, officer or employee of the Adviser shall be deemed to be acting in such capacity solely for the Company, and not as a director, manager, officer or employee of the Adviser, and (b) no director, manager, officer or employee of the Adviser or an Affiliate of the Adviser who also is a Trustee or officer of the Company shall receive any compensation from the Company for serving as a Trustee or officer other than (i) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Trustees or (ii) as otherwise approved by the Board of Trustees.

9.
COMPENSATION.

(a)
Management Fee. The Company will pay the Adviser a management fee (the “Management Fee”), equal to (i) for Class S Common Shares, Class D Common Shares and Class I Common Shares, 1.25% of NAV per annum payable monthly, and (ii) for Class B Common Shares, Class R Common Shares and Class E Common Shares, 1.00% of NAV per annum payable monthly, in each case, before giving effect to any accruals of the Management Fee, the Performance Fee, ongoing servicing fees or any Distributions.  The Adviser shall receive the Management Fee as compensation for services rendered hereunder. The Adviser has agreed to waive the Management Fee in respect of any Class B Common Shares that are purchased by a Shareholder during the Initial Share Offering Period and in respect of any Class R Common Shares that are purchased by a Shareholder during the Class R Share Offering Period, in each case until March 31, 2025 (including any such Shares issued pursuant to any distribution reinvestment plan during the Initial Share Offering Period or Class R Share Offering Period, as applicable).  In addition, the Management Fee paid to the Adviser in respect of any Class E Common Shares shall be subject to the Company’s ability to meet the applicable REIT requirements (which may require that such Management Fee is waived prior to March 31, 2025 if the Company is not a “publicly offered REIT” for U.S. federal income tax purposes), and shall be waived by the Adviser following the time that the Company becomes a “publicly offered REIT” for U.S. federal income tax purposes.  Any Management Fee shall be calculated and paid to the Adviser on a class-by-class basis, based on the NAV of each applicable class of the Company’s Shares.

(b)
Performance Fee. The Company shall pay the Adviser a performance fee (the “Performance Fee”), which is accrued monthly and payable quarterly (or part thereof that this Agreement is in effect) in arrears. The Performance Fee shall be an amount, not less than zero, equal to 12.5% of Core Earnings for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on Adjusted Capital, equal to 1.25% per quarter (the “hurdle rate”), or an annualized hurdle rate of 5.0%. As a result, the Adviser does not earn a performance fee for any quarter until Core Earnings for such quarter exceeds the hurdle rate of 1.25%. Once Core Earnings in any quarter exceeds the hurdle rate, the Adviser shall be entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until Core Earnings for such quarter exceeds a percentage of Adjusted Capital equal to the hurdle rate divided by 0.875 (or 1 minus 0.125) for such quarter. Thereafter, the Adviser shall be entitled to receive 12.5% of Core Earnings. The Performance Fee shall be calculated based on the full Management Fee earned and regardless of whether the Adviser elects to receive such fee in cash or Class E Common Shares. For the avoidance of doubt, the Company will not pay the Adviser a performance fee on Class B Common Shares, Class R Common Shares or Class E Common Shares, and as a result, it is a class-specific expense.

(c)
The Management Fee and Performance Fee may be paid, at the Adviser’s election, subject to the ownership restrictions in the Declaration of Trust, in cash or cash equivalent aggregate NAV amounts of Class E Common Shares, or any combination thereof.  If the Adviser elects to receive any portion of its Management Fee or Performance Fee in Class E Common Shares, the Adviser or any subsequent transferee thereof may elect to have the Company repurchase such Class E Common Shares from the Adviser or such transferee at a later date at a repurchase price per Class E Common Share equal to the then NAV per Class E Common Share. Class E Common Shares obtained by the Adviser or any subsequent transferee will not be subject to the repurchase limits of the Company’s share repurchase plan (as in effect from time to time), including the repurchase limits or any reduction or penalty for an early repurchase. The Adviser or any subsequent transferee will have the option of exchanging Class E Common Shares for an equivalent aggregate NAV amount of any other currently offered class of the Company’s Shares.

(d)
In the event this Agreement is terminated or its term expires without renewal, the Adviser will be entitled to receive each of its prorated Management Fee and Performance Fee through the date of termination. Such proration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect.

(e)
In the event the Company commences a liquidation of its Investments during any calendar year, the Company will pay the Adviser the Management Fee and the Performance Fee from the proceeds of the liquidation.

10.
EXPENSES.

(a)
Except as otherwise provided herein or in the Administration Agreement, the Adviser shall be responsible for the expenses related to any and all personnel of the Adviser who provide investment advisory services to the Company pursuant to this Agreement (including each of the officers of the Company and any Trustees who are also directors, officers or employees of the Adviser or any of its Affiliates), including salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel (“Adviser Expenses”).

(b)
In addition to the compensation paid to the Adviser pursuant to Section 9, the Company shall pay all of its costs and expenses directly or reimburse the Adviser or its Affiliates for costs and expenses of the Adviser and its Affiliates incurred on behalf of the Company, other than Adviser Expenses. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company are not Adviser Expenses and shall be paid or reimbursed by the Company and shall not be paid or borne by the Adviser or Affiliates of the Adviser:

(i)
Organization and Offering Expenses;

(ii)
any and all expenses incurred by the Company, the Adviser or any of their respective Affiliates in connection with the selection, evaluation, structuring, acquisition, origination, financing and management of any Investments, whether or not such Investments are acquired or originated, and made payments to third parties or the Adviser’s Affiliates in connection with making Investments, including legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments, accounting fees and expenses, title insurance premiums and the costs of performing due diligence, as well as expenses of other transactions relating to the Investments, including prepayments, maturities and workouts;

(iii)
fees, costs and expenses in connection with the issuance and transaction costs incident to the trading, origination, acquisition, settling, disposition and financing of the Investments of the Company (whether or not consummated), including brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges, forfeited deposits, and other investment costs fees and expenses actually incurred in connection with the pursuit, making, holding, originating, acquiring, settling, monitoring or disposing of actual or potential Investments;

(iv)
fees payable to third parties, including agents, consultants or other advisers, relating to, or associated with, evaluating and making Investments, and fees payable to rating agencies;

(v)
the actual cost of goods and services used by the Company and obtained from either Affiliates of the Adviser or Persons not Affiliated with the Adviser, including fees paid to administrators, consultants, attorneys, accountants, tax advisors, technology providers and other service providers, and brokerage fees paid in connection with the origination, acquisition, purchase and/or sale of Investments;

(vi)
all fees, costs and expenses of legal, tax, accounting, consulting, auditing (including internal audit), finance, administrative, operations, treasury, investment banking, capital market, transfer agency, escrow agency, custody, prime brokerage, asset management, data or technology services and other non-investment advisory services rendered to the Company by the Adviser or its Affiliates in compliance with Sections 4(d) or (e), including salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans and insurance with respect to all personnel of the Adviser other than those who provide investment advisory services to the Company as described in Section 10(a);

(vii)
the compensation and expenses of the Trustees, including costs associated with events and trainings of the Trustees (including travel) (excluding those Trustees who are directors, officers or employees of the Adviser), and the cost of liability insurance to indemnify the Trustees and officers and expenses incurred in connection with preparation of materials for meetings of the Board of Trustees and its committees;

(viii)
interest, fees and expenses arising out of borrowings made by the Company, including costs associated with the establishment and maintenance of any of the Company’s credit facilities, other financing arrangements, or other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Company’s securities offerings, whether or not any facilities, financing arrangements or indebtedness are implemented or such securities are offered;

(ix)
expenses connected with communications to holders of the Company’s securities or securities of any subsidiary of the Company and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including costs of Sarbanes-Oxley Act of 2002, as amended, compliance and costs associated with preparation and filing of filings, reports or other documents with the SEC (or other regulatory bodies), if necessary, and other reporting and compliance costs (as applicable), including registration fees, the costs payable by the Company to any transfer agent and registrar, expenses in connection with the listing and/or trading of the Company’s securities on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to the Shareholders and proxy materials, if any, with respect to any meeting of the Shareholders and any other reports or related statements;

(x)
the Company’s allocable share of costs associated with technology-related expenses, including any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or Affiliates of the Adviser, technology service providers and related software/hardware utilized in connection with the Company’s investment and operational activities;

(xi)
the Company’s allocable share of expenses incurred by managers, officers, personnel and agents of the Adviser for travel on the Company’s behalf and other out-of- pocket expenses incurred by them in connection with the selection, origination, acquisition, financing, refinancing, sale or other disposition of an Investment;

(xii)
expenses relating to compliance-related matters and regulatory filings relating to the Company’s activities (including expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the U.S. Commodity Futures Trading Commission, reports, disclosures, and/or other regulatory filings of the Adviser and its Affiliates relating to the Company’s activities (including the Company’s pro rata share of the costs of the Adviser and its Affiliates of regulatory expenses that relate to the Company and other Fortress Managed Accounts));

(xiii)
the costs of any litigation involving the Company or its assets and the amount of any judgments or settlements paid in connection therewith, trustees and officers liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Company;

(xiv)
all taxes and statutory, regulatory or license fees or other governmental charges;

(xv)
all insurance costs incurred in connection with the operation of the Company’s business, except for the costs attributable to the insurance that the Adviser elects to carry for itself and its personnel;

(xvi)
expenses of managing, operating and disposing of Investments, whether payable to an Affiliate of the Adviser or a non-Affiliated Person;

(xvii)
expenses incurred in connection with maintaining the status of the Company as a REIT or the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board of Trustees to or on account of holders of the Company’s securities, including in connection with any distribution reinvestment plan;

(xviii)
any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company, or against any Trustee or officer of the Company, or in his or her capacity as such, for which the Company is required to indemnify such Trustee or officer by any court or governmental agency;

(xix)
expenses incurred in connection with the formation, organization, continuation, liquidation and/or restructuring of any corporation, partnership, joint venture or other entity through which the Company’s investments are made or in which any such entity invests;

(xx)
expenses incurred in connection with winding up and liquidating the Company; and

(xxi)
expenses incurred related to industry association memberships or attending industry conferences on behalf of the Company.

(c)
Without limiting the foregoing, the Company may retain certain of the Adviser’s Affiliates, from time to time, for services relating to Investments or the Company’s operations, which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, trusteeship services, information technology services, finance and budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, mortgage servicing, special servicing, services related to capital markets and credit origination, and/or other types of insurance and related services, asset management services, transaction support services, transaction consulting services and other similar operational matters. The Company or its subsidiaries may also issue equity incentives to certain employees of such Affiliates. Any payments made to the Adviser’s Affiliates will not reduce the applicable Management Fee or Performance Fee. Any such arrangements will be at or below market rates.

Such services may be provided by the Adviser’s Affiliates to the Company and other Fortress Managed Accounts. In particular, the Adviser’s Affiliates will provide asset management services, including certain mortgage-related services, to the Company and other Fortress Managed Accounts, which services may include credit evaluation of the properties securing the Investments, services related to mortgage servicing, consulting/brokerage, capital markets/credit origination, and loan servicing, monitoring Company management and operations where appropriate, monitoring the progress of construction and development of properties, including “build-to-suit” properties, and tracking of payment obligations and cash payments.  The Adviser shall have the right to cause Fortress’ in-house legal (including, for the avoidance of doubt, compliance) services for the Company to be rendered by employees of Fortress or its Affiliates, and the Company shall pay or reimburse Fortress or its Affiliates performing such services for the cost thereof. The Company shall bear all costs and expenses of the Adviser’s Affiliates (other than the costs and expenses of Affiliated Service Companies) that are directly attributable to the salaries, bonuses and fringe benefits payable to employees of the Adviser’s Affiliates performing asset management services whose work is provided solely to the Company and all costs and expenses of information systems, software and hardware utilized solely by the Company in connection with asset management. For any asset management services provided to the Company and other Fortress Managed Accounts, the Company shall bear its allocable share of such costs and expenses, as well as all costs and expenses of information systems, software and hardware utilized by the Company and other Fortress Managed Accounts in connection with asset management, such allocable share to be based on the relative values of the specific assets of the Company and other Fortress Managed Accounts for which asset management services are being provided. For the avoidance of doubt, if as part of his/her responsibilities, an employee of the Adviser’s Affiliate performs functions in addition to asset management services, the Company shall only be responsible for the reimbursement of the allocable portion of the employee’s salary, bonus and fringe benefits corresponding to the employee’s time spent devoted to asset management services.

To the extent other services enumerated above are provided by the Adviser’s Affiliates to the Company and other Fortress Managed Accounts, the Adviser shall allocate the costs and expenses related to such services among the Company and such other Fortress Managed Accounts in a manner that the Adviser, in its discretion, determines is fair and reasonable.

(d)
The Adviser may, at its option, elect not to seek reimbursement for certain expenses during a given period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.

(e)
Any reimbursement to the Adviser may be paid, at the Adviser’s election, in cash or Class E Common Shares, or any combination thereof, and may be offset by the Adviser against amounts due to the Company from the Adviser.  Cost and expense reimbursement to the Adviser shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company.

(f)
Notwithstanding the foregoing, the Adviser shall pay for all Organization and Offering Expenses (other than servicing fees) incurred prior to the first anniversary of the initial closing of the Company’s initial Offering. All Organization and Offering Expenses (other than servicing fees) paid by the Adviser pursuant to this Section 10 shall be reimbursed by the Company to the Adviser in 60 equal monthly installments commencing with the first anniversary of the initial closing of the Company’s initial Offering; provided, that in the event the Company commences a Liquidation, all such Organization and Offering Expenses shall become due and payable and shall be reimbursed by the Company to the Adviser in connection with, and prior to the completion of, such Liquidation.

(g)
Notwithstanding anything herein to the contrary, the Adviser may pay for certain of the costs and expenses of the Company contemplated by this Section 10 (excluding Organization and Offering Expenses) and by the Administration Agreement incurred through the earlier of (i) the first date that the Company’s aggregate NAV is at least $300 million and (ii) December 31, 2024. All such costs and expenses paid by the Adviser pursuant to this Section 10(g) shall be reimbursed by the Company to the Adviser in 60 equal monthly installments following such date; provided, that in the event the Company commences a Liquidation, all such costs and expenses shall become due and payable and shall be reimbursed by the Company to the Adviser in connection with, and prior to the completion of, such Liquidation.

11.
OTHER SERVICES. Should the Board of Trustees request that the Adviser or any director, officer or employee thereof render services for the Company other than those set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Adviser and the Board of Trustees, subject to the limitations contained in the Declaration of Trust, and shall not be deemed to be services pursuant to the terms of this Agreement.

12.
ADVISER AS INDEPENDENT CONTRACTOR. The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

13.
NO JOINT VENTURE. The Company, on the one hand, and the Adviser on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

14.
TERM OF AGREEMENT. This Agreement shall continue in force for a period of two years from the Effective Date, subject to an unlimited number of successive one-year renewals upon approval of a majority of the Trustees and a majority of the Independent Trustees. It is the duty of the Board of Trustees to evaluate the performance of the Adviser annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

15.
TERMINATION BY THE PARTIES. This Agreement may be terminated upon 60 days’ written notice without penalty by approval of a majority of the Trustees; or upon 60 days’ written notice by the Adviser. The provisions of Sections 17 through 20 shall survive termination of this Agreement.

16.
ASSIGNMENTS. This Agreement may be assigned by the Adviser to an Affiliate of the Adviser with the approval of a majority of the Trustees (including a majority of the Independent Trustees). The Adviser may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the consent of the Board of Trustees. This Agreement shall not be assigned by the Company without the approval of the Adviser, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a change in control or sale of all or substantially all the assets of the Company and shall likewise be binding on any successor to the Adviser. Without limiting the foregoing, but subject to Section 5.15 of the Declaration of Trust, the consent of the Company to a transaction that would result in any “assignment” (within the meaning of the Advisers Act) of this Agreement by the Adviser may be provided by (a) the vote of a majority of the Board of Trustees and (b) the vote of a majority of the Independent Trustees.

17.
PAYMENTS TO AND DUTIES OF ADVISER UPON TERMINATION.

(a)
After the Termination Date, the Adviser shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement.

(b)
The Adviser shall promptly upon termination:

(i)
pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)
deliver to the Board of Trustees a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Trustees;

(iii)
deliver to the Board of Trustees all assets, including all Investments, and documents of the Company then in the custody of the Adviser; and

(iv)
cooperate with, and take all reasonable actions requested by, the Company and Board of Trustees in making an orderly transition of the advisory function.

18.
INDEMNIFICATION BY THE COMPANY.

(a)
To the fullest extent permitted by law, the Indemnitees shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, and the Company shall indemnify and hereby agrees to indemnify and hold harmless the Indemnitees from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnitees in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising from any actual or alleged act or omission to act performed or omitted by it in connection with any matter arising out of or in connection with this Agreement, the Company’s business or affairs or any investment made or held by the Company, or otherwise as an investment advisor of the Company, and for any losses due to any actual or alleged act or omission to act of any broker, agent, counsel or accountant of the Company (provided that the selection, engagement or retention of such broker, agent, counsel or accountant by the Indemnitee did not constitute Disabling Conduct), in each case except for any such losses primarily attributable to such Indemnitee’s Disabling Conduct. An Indemnitee may, in good faith, consult with counsel and accountants and, to the fullest extent permitted by applicable law, will be fully protected and justified in any actual or alleged act or omission to act which is taken, in good faith, in accordance with the advice or opinion of such counsel or accountants so long as the selection, engagement or retention of such counsel or accountant did not constitute Disabling Conduct.

(b)
The Company acknowledges and agrees that, to the fullest extent permitted by applicable law, neither the Adviser nor any if its Affiliates shall (i) be or be deemed to be in breach of this Agreement, or of any duty owed by the Adviser or such Affiliate to the Company with respect to any actual or potential conflict of interests, or (ii) have or be deemed to have any liability to the Company, in each case in respect of any act or omission to act (x) specifically authorized by this Agreement, (y) approved by the Board of Trustees or (z) approved by a majority in interest of Shareholders, and neither the Adviser nor any if its Affiliates shall be held responsible for any action of the Board of Trustees in following or declining to follow any advice or recommendation given by the Advisor.

(c)
The Company shall (i) advance to each Indemnitee, or (ii) promptly reimburse each Indemnitee for, all expenses (including fees and expenses of counsel) incurred in connection with investigating, preparing, pursuing or defending any proceeding related to, arising out of or in connection with this Agreement or the Company’s business or affairs or any investment made or held by the Company; provided that such Indemnitee shall promptly repay to the Company the amount of any such advanced or reimbursed expenses paid to it if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnitee is not entitled to be indemnified under the terms of this Agreement. If for any reason (other than such Indemnitee’s Disabling Conduct) the foregoing indemnification is unavailable to any Indemnitee, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such Indemnitee, on the other hand, or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

(d)
The indemnification provided by this Section 18 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(e)
An Indemnitee shall not be denied indemnification in whole or in part under this Section 18 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and the Declaration of Trust.

(f)
The provisions of this Section 18 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

19.
NON-SOLICITATION. In the event of a termination of this Agreement by the Company pursuant to Section 15, for two years after the Termination Date, the Company shall not, without the consent of the Adviser, employ or otherwise retain any employee of the Adviser or any of its Affiliates or any person who has been employed by the Adviser or any of its Affiliates at any time within the two year period immediately preceding the date on which such person commences employment with or is otherwise retained by the Company. The Company acknowledges and agrees that, in addition to any damages, the Adviser may be entitled to equitable relief for any violation of this Section 19 by the Company, including injunctive relief.

20.
MISCELLANEOUS.

(a)
Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Declaration of Trust, or the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier, by registered or certified mail, by electronic mail or posted on a password protected website maintained by the Adviser and for which the Company has received access instructions by electronic mail, when posted, using the contact information set forth herein:

The Company:	Fortress Credit Realty Income Trust
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attention: David Brooks
Email: [***]

with required copies to:	Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Kelly Ryan and David L. Perechocky
Email: [***]; [***]

Fortress Investment Group, LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attention: David Brooks
Email: [***]

The Adviser:	FCR Advisors LLC
c/o Fortress Operating Entity I LP
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attention: David Brooks
Email: [***]

with required copies to:	Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Kelly Ryan and David L. Perechocky
Email: [***]; [***]

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 20(a).

(b)
Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

(c)
Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason, any other provision or provisions may be invalid or unenforceable in whole or in part.

(d)
Governing Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York, for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e)
Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

(f)
Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(g)
Interpretation. The section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. As used herein, masculine pronouns shall include the feminine and neuter, and the singular shall be deemed to include the plural and vice versa. The term “including,” as used herein shall mean “including, without limitation,” unless the context otherwise requires.

(h)
Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)), or other transmission method. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Fortress Credit Realty Income Trust

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FCR Advisors LLC

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

[Signature Page to Fortress Credit Realty Income Trust – Second Amended and Restated Management Agreement]